                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     First Federal Financial Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                     First Federal Financial Bancorp, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          FIRST FEDERAL FINANCIAL
                                BANCORP, INC.

                                                               December 19, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of First Federal Financial Bancorp, Inc. The meeting will be held at the Ashland Plaza Hotel, located at 15th Street and Winchester Avenue, Ashland, Kentucky, in the Board Room, on Wednesday, January 21, 1998 at 1:30 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in First Federal Financial Bancorp, Inc. are sincerely appreciated.

                                             Sincerely,

                                             /s/ I. Vincent Rice
                                             I. Vincent Rice
                                             President

                     FIRST FEDERAL FINANCIAL BANCORP, INC.
                              415 Center Street
                             Ironton, Ohio 45638
                               (614) 532-6845

                                --------------

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on January 21, 1998
                                --------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Federal Financial Bancorp, Inc. (the "Company") will be held at the Ashland Plaza Hotel, located at 15th Street and Winchester Avenue, Ashland, Kentucky, in the Board Room, on Wednesday, January 21, 1998 at 1:30 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect three (3) directors for a three-year term or until their successors are elected and qualified;

    (2) To ratify the appointment by the Board of Directors of Kelley, Galloway & Company, PSC as the Company's independent auditors for the fiscal year ending September 30, 1998; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

    The Board of Directors has fixed December 3, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Edith M. Daniels
                                              Edith M. Daniels
                                              Secretary

Ironton, Ohio
December 19, 1997

--------------------------------------------------------------------------------
    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                     FIRST FEDERAL FINANCIAL BANCORP, INC.

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                January 21, 1998

    This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of First Federal Financial Bancorp, Inc. (the "Company"), the Delaware-chartered registered thrift holding company for First Federal Savings Bank of Ironton (the "Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Ashland Plaza Hotel, located at 15th Street and Winchester Avenue, Ashland, Kentucky, in the Board Room, on Wednesday, January 21, 1998 at 1:30 p.m., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 19, 1997.

    The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of Kelley, Galloway & Company, PSC for fiscal 1998 and upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, First Federal Financial Bancorp, Inc., 415 Center Street, Ironton, Ohio 45638); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

    Only stockholders of record at the close of business on December 3, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 646,383 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of this proposal. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

    The Bylaws of the Company presently authorize seven directors. The Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

    No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and each of the nominees currently serve as a director of the Company.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

    The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           Nominees for Director for Three-Year Term Expiring in 2001

                                                           DIRECTOR
                  NAME                         AGE(1)      SINCE(2)
                  ------------------------  -----------  -----------

                  I. Vincent Rice.........      65           1986
                  Steven C. Milleson......      45           1990
                  William P. Payne........      64           1991


    The Board of Directors recommends that you vote FOR the election of the above nominees for director.

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                        Directors Whose Terms Expire in 1999

                                                           DIRECTOR
                  NAME                         AGE(1)      SINCE(2)
                  ------------------------  -----------  -----------

                  Edith M. Daniels........       67         1986
                  Thomas D. Phillips......       59         1973


                        Directors Whose Terms Expire in 2000

                                                           DIRECTOR
                  NAME                         AGE(1)      SINCE(2)
                  ------------------------  -----------  -----------

                  Edward R. Rambacher.....       52         1986
                  James E. Waldo..........       78         1963


------------------------

(1) As of December 3, 1997.

(2) Includes service as a director of the Savings Bank.

    Information concerning the principal position with the Company and the Savings Bank and principal ccupation of each nominee for director and members of the Board continuing in office during the past five years is set forth below.

    Thomas D. Phillips. Mr. Phillips has been the Chairman of the Board of the Company since its organization in January 1996. Mr. Phillips was given the title of Chairman of the Board of the Savings Bank in January 1996. Prior thereto, Mr. Phillips performed the functions traditionally handled by the Chairman under the title of President of the Savings Bank since January 1991. Mr. Phillips is the owner, operator and President of Phillips Funeral Home, Inc. headquartered in Ironton, Ohio. Mr. Phillips is a member and Past President of the Ironton City Health Board, the Past President of the Ironton Lions Club, a 25-year Board member and a member of the Immanuel United Methodist Church, and a member of the Ironton Elks Lodge #177. Mr. Phillips has been a licensed Funeral Director since 1961 and is a member of the Ohio Funeral Directors Association and the National Funeral Directors Association.

    I. Vincent Rice. Mr. Rice has been the President of the Company since its organization in January 1996. Mr. Rice was given the title of President of the Savings Bank in January 1996. Prior thereto, Mr. Rice performed the functions traditionally performed by the President under the title Executive Vice President and Managing Officer of the Savings Bank since January 1994 and Vice President and Managing Officer since July 1987. Mr. Rice joined the Savings Bank in July 1985 after 25 years experience with a local commercial bank. Mr. Rice is the past Chairman of the Lawrence County United Way campaign, a former member of the Chesapeake and Ironton Lions Club, a member of the Ironton Rotary Club, and a 40-year member and Treasurer, Deacon and Music Director of the Ice Creek Baptist Church.

    James E. Waldo. Mr. Waldo has been the Vice Chairman of the Board of the Company since its organization in January 1996. Mr. Waldo was given the title of Vice Chairman of the Board of the Savings Bank in January 1996. Prior thereto, Mr. Waldo performed the functions traditionally handled by the Vice Chairman of the Board under the title Vice President since January 1975. Mr. Waldo formerly served as General Counsel to the Savings Bank. Mr. Waldo is the owner of the Beechwood Terrace Corporation, a land development company headquartered in Ironton, Ohio. Mr Waldo is a member of the American Legion, Veterans of Foreign Wars, Ironton Elks Lodge #177, a member and Past President of the Ironton Lions Club and a 40-year member of the Central Christian Church. Mr. Waldo was an Administrative Assistant to the late United States Congressman, Thomas A. Jenkins.

    Edith M. Daniels. Ms. Daniels has served as Corporate Secretary of the Company since its organization in January 1996. Ms. Daniels has served as Corporate Secretary of the Savings Bank since January 1976. Ms. Daniels joined the Savings Bank in March 1956 and served the Savings Bank in various positions until her retirement in December 1995. Ms. Daniels was a director of the Ironton American Red Cross chapter for six years.

    Steven C. Milleson. Dr. Milleson is a doctor of optometry and owner and operator of the Ironton Vision Center, Inc. located in Ironton, Ohio. Dr. Milleson has been a member and Past President of the Ironton Lions Club, a founding member and past Board member of The Tri-State Fair and Regatta, a past Board member of the Hecla Water Association, and an original member of the Board of the Ashland Youth Ballet Company and its current President of the Board and Chairman of the Production Committee. Dr. Milleson is a member of the St. Joseph Catholic Church.

    William P. Payne. Dr. Payne has been retired since 1997. Prior thereto, Dr. Payne was self-employed as an orthodontist in Ironton, Ohio. Dr. Payne is a member of the Great Lake Orthodontic Association, the State of Ohio Orthodontic Association, the Ironton Elks Club, and the St. Lawrence Catholic Church.

    Edward R. Rambacher. Mr. Rambacher is a Certified Public Accountant and is President and Chief Executive Officer of C.A. Rambacher & Co., a professional accounting firm, located in Ironton, Ohio. Mr. Rambacher is a member and Past Director and President of the Ironton Rotary Club and a 16 year Board member of the Central Christian Church.

STOCKHOLDER NOMINATIONS

    Article IV, Section 4.15 of the Company's Bylaws ("Bylaws") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or committee appointed by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such nominations by stockholders were received. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY AND THE SAVINGS BANK

    Regular meetings of the Board of Directors of the Company are held as necessary. During the fiscal year ended September 30, 1997, the Board of Directors met 12 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during this period. The entire Board of Directors of the Company acts as a Nominating Committee. The Board of Directors of the Company has established the following committees:

    AUDIT COMMITTEE. The Audit Committee of the Company recommends independent auditors to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors and reviews regulatory examination reports. The Audit Committee, which is comprised of Messrs. Rambacher (Chairman), Phillips and Milleson met once during fiscal 1997.

    COMPENSATION REVIEW COMMITTEE. The Compensation Review Committee of the Company administers the stock benefit plans of the Company. The Committee, which is comprised of Messrs. Phillips (Chairman), Waldo, Rambacher, Milleson and Payne, met twice during fiscal 1997.

    The Board of Directors of the Savings Bank meets on a monthly basis and may have additional special meetings. During the fiscal year ended September 30, 1997, the Board of Directors met 34 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during this period. With respect to the Savings Bank's Executive/Loan Committee, all of the Board members are designated for participation as members and any four directors in attendance constitutes a quorum for the purpose of holding a meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is information concerning the executive officers of the Company and the Savings Bank who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

    Jeffery W. Clark. Age 38. Mr. Clark has been the Comptroller for the Company since its organization in January 1996. Mr. Clark has been Comptroller and Compliance Officer of the Savings Bank since August 1990. Mr. Clark joined the Savings Bank in September 1986 as Comptroller.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, and
(iii) all directors and executive officers of the Company and the Savings Bank as a group.

                                                             AMOUNT AND NATURE
             NAME OF BENEFICIAL                                OF BENEFICIAL
             OWNER OR NUMBER OF                               OWNERSHIP AS OF                   PERCENT OF
              PERSONS IN GROUP                              DECEMBER 3, 1997(1)                COMMON STOCK
---------------------------------------------  ---------------------------------------------  --------------
First Federal Financial Bancorp, Inc.........                      53,743(2)                       8.3%
Employee Stock Ownership Plan Trust
415 Center Street
Ironton, Ohio 45638

Societe Generale Asset Management Corp.......                      62,000(3)                       9.6
1221 Avenue of the Americas
New York, New York 10020

SoGen International Fund, Inc................                      49,000(3)                       7.6
1221 Avenue of the Americas
New York, New York 10020

Directors:

Thomas D. Phillips...........................                      25,671(4)(5)                    4.0
I. Vincent Rice..............................                       6,301(5)(6)                    1.0
James E. Waldo...............................                      40,671(7)                       6.3
Edith M. Daniels.............................                      10,671(8)                       1.6
Steven C. Milleson...........................                      10,672(9)                       1.6
William P. Payne.............................                      10,671(10)                      1.6
Edward R. Rambacher..........................                      13,671(5)(11)                   2.1
All directors and executive officers of the                       122,625(12)                     18.8
  Company and the Savings Bank as a group (8
  persons)...................................

                                                   (Footnotes on following page)

------------------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Shares which are subject to stock options and which may be exercised within 60 days of December 3, 1997 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The First Federal Financial Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the First Federal Financial Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Thomas D. Phillips, Edward R. Rambacher and I. Vincent Rice who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 3,984 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based on a Schedule 13G filed pursuant to the Exchange Act on February 14, 1997 by Societe Generale Asset Management Corp. and its investment advisory client, SoGen International Fund, Inc.

(4) Includes 10,000 shares held by the Phillips' Funeral Home Trust Pension Fund, 5,000 shares held by Mr. Phillips' spouse and 671 shares which may be acquired by Mr. Phillips upon the exercise of stock options.

(5) Excludes the shares held by the ESOP, of which the named director is one of three trustees.

                                         (Footnotes continued on following page)

------------------------

(6) Includes 2,015 shares which may be acquired by Mr. Rice upon the exercise of stock options and 786 shares held by the Company's ESOP for the account of Mr. Rice.

(7) Includes 671 shares which may be acquired by Mr. Waldo upon the exercise of stock options.

(8) Includes 671 shares which may be acquired by Ms. Daniels upon the exercise of stock options.

(9) Includes 2,400 shares held by Mr. Milleson's spouse as custodian for children, 716 shares held by Mr. Milleson's spouse in her Individual Retirement Account ("IRA"), and 671 shares which may be acquired by Mr. Milleson upon the exercise of stock options.

(10)Includes 10,000 shares held by Mr. Payne's spouse and 671 shares which may be acquired by Mr. Payne upon the exercise of stock options.

(11)Includes 5,000 shares held by Mr. Rambacher's spouse in her IRA, 1,000 shares held by Mr. Rambacher's spouse as custodian for her son, 1,000 shares held jointly by Mr. Rambacher's spouse and son, and 671 shares which may be acquired by Mr. Rambacher upon the exercise of stock options.

(12)Includes 7,241 shares which may be acquired by all directors and executive officers of the Company as a group upon the exercise of stock options. Also includes 1,283 shares which are held by the Company's ESOP which have been allocated to the accounts of executive officers.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

    Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1997, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The Company has not yet paid separate compensation to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Savings Bank for services rendered in all capacities during the three fiscal years ended September 30, 1997 to the President of the Savings Bank (who serves as the Chief Executive Officer). No executive officers of the Savings Bank had total compensation during the fiscal year which exceeded $100,000.

                                                                                                LONG-TERM
                                                                       COMPENSATION        COMPENSATION AWARDS
                                                                   --------------------  ------------------------
                      NAME AND                          FISCAL      ANNUAL               RESTRICTED    NUMBER OF       ALL OTHER
                 PRINCIPAL POSITION                      YEAR      SALARY(1)    BONUS     STOCK(2)    OPTIONS(3)    COMPENSATION(4)
----------------------------------------------------  -----------  ---------  ---------  -----------  -----------  ----------------
I. Vincent Rice President                               1997       $  51,250  $   1,500   $  48,360     10,076       $   9,049
                                                        1996          48,250      1,500          --         --              --
                                                        1995          45,625      1,500          --         --              --

------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officer during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Represents the grant of 4,030 shares of restricted Common Stock to Mr. Rice pursuant to the Company's Recognition and Retention Plan and Trust ("Recognition Plan"), which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Mr. Rice had a fair market value of $62,465 at September 30, 1997 based on the $15.50 per share closing market price on such last date in fiscal 1997 on which shares of the Common Stock were traded. The awards vest 20% each year beginning December 16, 1997, and dividends are paid on restricted shares.

(3) Consists of stock options granted pursuant to the Company's Stock Option Plan ("Stock Option Plan") which are exercisable at the rate of 20% each year beginning December 16, 1997.

(4) Represents the allocation on behalf of Mr. Rice under the Company's ESOP.

    The following table discloses the total options granted to the executive officer named in the Summary Compensation Table during the year ended September 30, 1997:

                                                     NUMBER OF       % OF TOTAL
                                                      OPTIONS      OPTIONS GRANTED     EXERCISE
NAME                                                  GRANTED      TO EMPLOYEES(1)     PRICE(2)       EXPIRATION DATE
--------------------------------------------------  -----------  -------------------  -----------  ----------------------
I. Vincent Rice                                         10,076             57.9%       $   12.00   December 16, 2006

------------------------

(1) Percentage of options granted to all employees during fiscal 1997.

(2) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

    The following table sets forth, with respect to the executive officer named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.

                                                                                                                 VALUE OF
                                                                                                              UNEXERCISED IN
                                                                                                                    THE
                                                                                                               MONEY OPTIONS
                                                                                  NUMBER OF UNEXERCISED             AT
                                                                                OPTIONS AT FISCAL YEAR END     SEPTEMBER 30,
                                                  SHARES                                                           1997
                                                 ACQUIRED          VALUE      ------------------------------  ---------------
NAME                                            ON EXERCISE      REALIZED       EXERCISABLE    UNEXERCISABLE    EXERCISABLE
--------------------------------------------  ---------------  -------------  ---------------  -------------  ---------------
I. Vincent Rice.............................        --              --              --             10,076(1)      $ 35,266(2)

------------------------

(1) Shares are exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted (December 16, 1996) at $12.00 per share.

(2) Value is calculated as the difference between the market price at September 24, 1997 ($15.50), the last date in fiscal 1997 on which shares of the Company's stock were traded, and the $12.00 exercise price.

DIRECTOR'S COMPENSATION

    Directors of the Company do not receive fees for attendance at meetings. Members of the Board of Directors of the Savings Bank receive fees of $750 per month (except for Mr. Phillips who receives $1,000 per month for serving as Chairman) regardless of attendance at meetings. Members of the Board of the Savings Bank serving on committees do not receive any additional compensation for serving on such committees.

Employment Agreements

    The Company and the Savings Bank (the "Employers") have entered into employment agreements with each of Messrs. I. Vincent Rice and Jeffery W. Clark, the Company's and the Savings Bank's President and Comptroller, respectively (the "Executives"). The Employers have agreed to employ Messrs. Rice and Clark for a term of three years in their current respective positions at their current salary levels of $53,500 and $33,600, respectively. The employment agreements will be reviewed annually by the Boards of Directors of the Employers, and the term of employment agreements shall be extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

    Each of the employment agreements shall be terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause. The agreements provide for certain benefits in the event of an Executives' death, disability or retirement. In the event that (i) the Executive terminates his employment (a) because of failure of the Employers to comply with any material provision of the agreement or (b) as a result of certain adverse actions which are taken with respect to the officer's employment following a change in control of the Company, as defined, or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the Executive will be entitled to a cash severance amount equal to three times the officer's base salary. Based upon current compensation levels, in the event of a termination of employment following a change in control, Messrs. Rice and Clark would receive cash severance of $160,500 and $100,800, respectively.

    A change in control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

    Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred.

Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

    Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

    EMPLOYEE STOCK OWNERSHIP PLAN. The Company has established the ESOP for employees of the Company and the Savings Bank. Full-time employees of the Company and the Savings Bank who have been credited with at least 1,000 hours of service during a twelve-month period and who have attained age 21 are eligible to participate in the ESOP.

    The ESOP borrowed funds from the Company to purchase 53,743 shares of Common Stock in the Savings Bank's Conversion. The loan equalled 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Company's and the Savings Bank's contributions to the ESOP over a period of 12 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances within the ESOP at the rate of 20 percent per year, starting with completion of their third year of service. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances, subject to certain tax considerations. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

    STOCK OPTION PLAN. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan is also designed to retain qualified directors for the Company. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to directors and key employees of the Company and any subsidiaries, except that directors will not be eligible to receive incentive stock options. The Stock Option Plan was approved by the Company's stockholders in December 1996. A total of 67,178 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan, which is 10% of the Common Stock issued in connection with the Savings Bank's conversion from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank ("Conversion"). The Stock Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is composed solely of two or more "Non-Employee Directors." Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from the adoption by the Board of Directors.

    Under the Stock Option Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a stock option shall be equal to the fair market value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, all options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted, and the right to exercise shall be cumulative. On December 16, 1996, the Company granted stock options to directors and executive officers of the Company and the Savings Bank to purchase an aggregate of 36,229 shares (including 10,076 shares to Mr. Rice) at $12.00 per share.

    RECOGNITION AND RETENTION PLAN AND TRUST. The objective of the Recognition Plan is to retain qualified personnel in key positions, provide officers, key employees and directors with a proprietary interest in the Company as an incentive to contribute to its success and reward key employees for outstanding performance. Officers and key employees of the Company who are selected by the Board of Directors of the Company or a committee thereof, as well as non-employee directors of the Company, are eligible to receive benefits under the Recognition Plan. The Recognition Plan was approved by the Company's stockholders in December 1996. The Company has acquired through open market purchases Common Stock on behalf of the Recognition Plan, in an amount necessary to purchase the number of shares of Common Stock equal to 4% of the Common Stock issued in the Conversion, or 26,871 shares. The Recognition Plan is administered and interpreted by a committee of the Board of Directors that is composed solely of two or more "Non-Employee Directors."

    Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock payable over a five-year period at a rate of 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all voting and other stockholder rights with respect to shares which have been earned and allocated under the Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have not yet been earned and allocated are required to be voted by the trustees in their sole discretion. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Recognition Plan Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Recognition Plan Trust to the recipients thereof as soon as practicable after the share awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Recognition Plan Trust will be paid by the Recognition Plan Trust as soon as practicable after the Recognition Plan Trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan Trust. On December 16, 1996, the Company granted an aggregate of 15,091 shares to directors and executive officers of the Company and the Savings Bank, including 4,030 shares to Mr. Rice.

    PENSION PLAN. The Savings Bank previously maintained a defined benefit pension plan that covered all employees that had attained 21 years of age and had completed six months of service. In general, the pension plan provided for benefits payable monthly at retirement or normal retirement age with a reduced level of benefits in the event of early retirement prior to having attained age 65 and/or prior to completing 25 years of service. Under the plan, an employee's benefits were fully vested after seven years of service. A year of service was any year in which an employee worked a minimum of 1,000 hours. The retirement benefit was in an amount based upon the cash surrender value of certain insurance contracts in force which were used to fund the pension plan and a retirement benefit formula equal to 37% of a participant's average monthly compensation, which was equal to the average of the monthly compensation paid to him or her for the last five consecutive years of employment.

    The Savings Bank has terminated the pension plan in connection with the Conversion and formation of the ESOP. Participant's accrued benefits under the pension plan are available for distribution or rollover to another eligible qualified plan such as an individual retirement account. Based on 11 years of credited service under the pension plan, Mr. Rice received a benefit of $84,800.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

    The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Savings Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1997, loans to directors and executive officers, including outstanding balances and commitments, amounted to $21,775, or .62% of the Savings Bank's retained earnings, at September 30, 1997. As of such date, there were no loans to any director or executive officer made at preferential rates or terms which, in the aggregate, exceeded $60,000 during the three years ended September 30, 1997. All such loans were made by the Savings Bank in accordance with the aforementioned policy.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Kelley, Galloway & Company, PSC, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

    The Company has been advised by Kelley, Galloway & Company, PSC that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Kelley, Galloway & Company, PSC will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Kelley, Galloway & Company, PSC as independent auditors for the fiscal year ending September 30, 1998.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in January 1999, must be received at the principal executive offices of the Company, 415 Center Street, Ironton, Ohio 45638, Attention: Edith M. Daniels, Secretary, no later than August 21, 1998.

    Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Bylaws.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report to Stockholders for the year ended September 30, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

    Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-KSB for fiscal 1997 required to be filed under the 1934 Act. Such written requests should be directed to Jeffery W. Clark, Comptroller, First Federal Financial Bancorp, Inc., 415 Center Street, Ironton, Ohio 45638. The Form 10-KSB is not part of the proxy solicitation materials.

                                 OTHER MATTERS

    Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                              By Order of the Board of Directors
                                              /s/ Edith M. Daniels
                                              Edith M. Daniels
                                              Secretary

December 19, 1997

                                REVOCABLE PROXY
                      FIRST FEDERAL FINANCIAL BANCORP, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                January 21, 1998

    The undersigned, being a stockholder of First Federal Financial Bancorp, Inc. ("Company") as of December 3, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ashland Plaza Hotel, located at 15th Street and Winchester Avenue, Ashland, Kentucky in the Board Room, on Wednesday, January 21, 1998 at 1:30 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. ELECTION OF DIRECTORS

    Nominees for a three-year term: I. Vincent Rice, Steven C. Milleson and William P. Payne


       / / FOR                            / / WITHHOLD AUTHORITY

      NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

2. PROPOSAL to ratify the appointment by the Board of Directors of Kelley, Galloway & Company, PSC as the Company's independent auditors for the fiscal year ending September 30, 1998.

       / / FOR                 / / AGAINST             / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                                     Please be sure to sign and date this
                                     Proxy in the box below.

                                     [Date and Signature box]

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 21, 1998 AND AT ANY ADJOURNMENT THEREOF.

    PLEASE SIGN THIS EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.